Filed Pursuant to Rule 424(b)(5) Registration No. 333-262590
PROSPECTUS SUPPLEMENT (To Prospectus dated September 6, 2022) Up to $6,300,000

Oxbridge Re Holdings Limited

Ordinary Shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”), dated September 30, 2022, relating to the sale of the ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell ordinary shares having an aggregate offering price of up to $6.3 million from time to time through the Sales Agent, acting as our sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If we and the Sales Agent agree on any method of distribution other than sales of our ordinary shares into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of ordinary shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold under the Sales Agreement. The amount of proceeds we will receive from this offering, if any, will depend on the actual number of ordinary shares sold and the market price at which such ordinary shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OXBR.” On September 28, 2022, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $2.06 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $18,975,661, which was calculated based on 5,781,587 ordinary shares outstanding as of September 30, 2022, of which 481,123 shares were held by affiliates, and a price of $3.58 per share, which was the closing price of our ordinary shares on the Nasdaq Capital Market on August 1, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our ordinary shares involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is September 30, 2022.

Table Of Contents

Prospectus Supplement

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

About This Prospectus Supplement and Prospectus

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-262590) that we filed with the Securities and Exchange Commission (“SEC”) on February 8, 2022 and that was initially declared effective by the SEC on May 12, 2022, as amended by Post-Effective Amendment No. 1 declared effective by the SEC on September 6, 2022. Under this shelf registration process, we may, from time to time, offer and sell ordinary shares, including in this offering.

This document is in two parts. The first part consists of this prospectus supplement, which describes the terms of this offering of ordinary shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our ordinary shares and other securities that do not pertain to this offering of ordinary shares. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to “Oxbridge,” “we,” “us,” “our,” “our Company,” or “the Company” mean Oxbridge Re Holdings Limited., a Cayman Islands exempted company, and its wholly-owned subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS, unless we state otherwise or the context indicates otherwise.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectuses, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

●	the fluctuation of our operating results;

●	our ability to raise additional capital;

●	the highly competitive business environment;

●	the cyclical nature of the reinsurance market;

●	the possibility that our actual losses may exceed our reserves;

●	our ability to maintain sufficient collateral accounts;

●	the failure to become rated by A.M. Best, or the receipt of a negative rating;

●	our exposure to catastrophic events;

●	changes in domestic or foreign laws or regulations or their interpretations;

●	our ability to qualify for an exemption from the Investment Company Act;

●	changes in accounting principles or the application of such principals by accountants or regulators;

●	the low volume of public trading of our securities; and

●	other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

S-iii

Prospectus Supplement Summary

The following summary highlights basic information about our Company and this offering. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC incorporated by reference herein and therein, before deciding to invest in our ordinary shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus and those risks identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Our Business

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS. We focus on underwriting fully-collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, and from time to time, we may undertake global exposure through industry loss warranty (“ILW”) contracts. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. We were organized in April 2013 as an exempted company under the laws of the Cayman Islands.

We underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis.

Our primary business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States.

Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to third-party investors, as we would be able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

We organized our Oxbridge Re NS subsidiary on December 22, 2017 to function as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS commenced operations on June 1, 2018 and has since issued participating notes to third-party and related-party investors, the proceeds of which were utilized to collateralize a quota-share of Oxbridge Reinsurance Limited’s reinsurance obligations.

In August 2021, we made an investment of $2,000,000 in OAC Sponsor Ltd (“Sponsor”), an entity that served as the sponsor of Oxbridge Acquisition Corp., a special purpose acquisition company that completed an initial public offering in August 2021 (“Oxbridge Acquisition”). The investment was made to fund, in part, Sponsor’s purchase of private placement warrants of Oxbridge Acquisition as a part of the sponsorship of Oxbridge Acquisition. Prior to a business combination by Oxbridge Acquisition, Sponsor holds 100% of the shares of Class B ordinary shares and 4,897,500 Private Placement Warrants of Oxbridge Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of Oxbridge Acquisition prior to a business combination by Oxbridge Acquisition.

S-1

Recent Hurricane Activity

On September 28, 2022, Hurricane Ian made landfall in Florida as a Category 4 hurricane causing catastrophic flooding and damage. The Company estimates, as of September 30, 2022, that the maximum impact to its capital relating to the expected underwriting losses from Hurricane Ian is expected to be $500,000. The Company’s estimate is preliminary and is based on the amount of capital at risk and preliminary industry assessments of damages and exposure. Accordingly, the Company’s actual ultimate net loss from Ian may be lower (but not higher) than this preliminary estimate

Business Outlook

The novel coronavirus (“COVID-19”) pandemic has had and is expected to continue to have a significant effect on the reinsurance industry. The industry is currently being impacted by a number of factors including: uncertainties with respect to current and future losses, reduction in interest rates, equity market volatility and ongoing business and financial market impacts of an economic downturn. The insurance industry is likely to experience material losses resulting from COVID-19, which will reduce available capital and we expect will help to sustain the upward pricing trend for reinsurers that we were seeing across many lines of business before COVID-19. However, the ultimate impact on current business in force as well as risks and potential opportunities on future business remains highly uncertain.

Corporate and Other Information

The Company was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. Oxbridge Re Holdings Limited owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013, under the provisions of the Cayman Islands Insurance Law. Oxbridge Re Holdings Limited also owns 100% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company, through its subsidiaries (collectively “Oxbridge Re”) provides fully-collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities. The Company operates as a single business segment through its wholly-owned subsidiaries.

The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

S-2

The Offering

Ordinary shares offered pursuant to this prospectus supplement	Ordinary shares having an aggregate offering price of up to $6.3 million.

Ordinary shares to be outstanding after this offering (1)	Up to 8,839,839 shares, after giving effect to the assumed sale of 3,058,252 of our ordinary shares at a price of $2.06 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on September 28, 2022. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) that may be made from time to time on The Nasdaq Capital Market or other market for our ordinary shares in the United States through our Sales Agent. See the section entitled “Plan of Distribution” on page S-7 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including the funding of our reinsurance operations. See “Use of Proceeds” on page S-5 of this prospectus supplement for additional information.

Nasdaq Capital Market symbol	“OXBR”

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

(1) Based on 5,781,587 ordinary shares outstanding as of September 28, 2022 and excludes:

●	8,230,700 of our ordinary shares reserved for issuance upon exercise of our outstanding warrants, with an exercise price of $7.50 per share;

●	896,250 of our ordinary shares reserved for future issuance upon exercise of outstanding options to purchase ordinary shares, with a weighted average exercise price of $4.71; and

●	995,750 of our ordinary shares reserved for future grants of awards under our equity incentive plans.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

S-3

Risk Factors

An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the sections entitled “Risk Factor Summary” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our ordinary shares to decline.

Investors in this offering may suffer immediate and substantial dilution.

Because the price per ordinary share in this offering may be substantially higher than the net tangible book value per ordinary share, investors in this offering may suffer immediate and substantial dilution. The shares in this offering will be sold at market prices which may fluctuate substantially. Please refer to the section entitled “Dilution” below.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver issuance notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent, if any, after we deliver an issuance notice will fluctuate based on the market price of our ordinary shares during the period during which sales are made and the limits we set with the Sales Agent.

Sales of a substantial number of our ordinary shares in the public market could cause our stock price to fall.

We may issue and sell additional ordinary shares in the public markets, including during this offering. As a result, a substantial number of our ordinary shares may be sold in the public market. Sales of a substantial number of our ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our ordinary shares or other securities in the future could have rights superior to existing shareholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of our ordinary shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional ordinary shares or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our ordinary shares, may result in significant dilution to our shareholders and may decrease our stock price.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and the Sales Agreement does not specify any required minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-4

Use of Proceeds

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell our ordinary shares having an aggregate offering price of up to $6.3 million from time to time through or to the Sales Agent. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of our ordinary shares sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the funding of our reinsurance operations.

Pending their use, we intend to invest the net proceeds to us from this offering in short-term, investment grade, interest bearing instruments or hold them as cash.

Our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

S-5

Dilution

If you purchase any of the ordinary shares offered by this prospectus supplement, you may experience dilution to the extent of the difference between the offering price per share you pay in this offering and the adjusted net tangible book value per ordinary share immediately after this offering.

Our historical net tangible book value as of June 30, 2022 was approximately $16.4 million, or approximately $2.84 per outstanding ordinary share. “Net tangible book value” is total assets, minus intangible assets, minus total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $2.06 per share, which was the closing price of our stock on The Nasdaq Capital Market on September 28, 2022. However, since the shares may be sold at a variety of prices, these dilution numbers are merely an example of potential dilutive (or accretive) effect based on the assumed sales price.

After giving effect to adjustments relating to the offering and assuming the sale of $6.3 million of our ordinary shares at an assumed offering price of $2.06 per share (the closing price of our ordinary shares on The Nasdaq Capital Market as of September 28, 2022), our adjusted net tangible book value on June 30, 2022 would have been approximately $22.35 million or $2.53 per share. The adjustments made to determine adjusted net tangible book value per share are the following:

●	An increase in total assets to reflect the net proceeds of the offering after deducting commissions and our estimated offering expenses; and

●	The addition of 3,058,252 shares offered by this prospectus supplement, assuming the offer and sale of $6.3 million of our ordinary shares (based on the closing price of our ordinary shares on The Nasdaq Capital Market on September 28, 2022), to the number of shares outstanding.

The following table illustrates the decrease in net tangible book value of $0.31 per share to existing shareholders and the immediate accretion of $0.47 per share (the difference between the assumed offering price per share and the adjusted net tangible book value per share) to new investors based on an assumed offering price of $2.06 per share:

Assumed public offering price per share		$2.06
Net tangible book value per share as of June 30, 2022			$2.84
Decrease in net tangible book value per share attributable to the offering	$		$0.31
Adjusted net tangible book value per share as of June 30, 2022, after giving effect to the offering		$2.53
Accretion per share to new investors in the offering		$0.47

The foregoing table is based on 5,781,587 shares outstanding as of June 30, 2022. This number of shares excludes:

●	8,230,700 of our ordinary shares reserved for issuance upon exercise of our outstanding warrants as of June 30, 2022, with an exercise price of $7.50 per share;

●	896,250 of our ordinary shares reserved, as of June 30, 2022, for future issuance upon exercise of outstanding options to purchase ordinary shares, with a weighted average exercise price of $4.71; and

●	995,750 of our ordinary shares reserved, as of June 30, 2022, for future grants of awards under our equity incentive plans.

Each $1.00 increase in the assumed public offering price of $2.06 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on September 28, 2022, would increase our as adjusted net tangible book value per share after this offering by an additional $0.32, which at an assumed offering price of $3.06 per share would result dilution to investors participating in this offering of $0.21, assuming that the dollar amount of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. On the other hand, each $1.00 decrease in the assumed public offering price of $2.06 per share would decrease our as adjusted net tangible book value per share after this offering by an additional $0.62, which at an assumed offering price of $1.06 would result in accretion per share to investors participating in this offering of $0.85 per share, respectively, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that outstanding warrants or options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-6

Plan of Distribution

We have entered into the Sales Agreement with Maxim as the Agent, under which we may issue and sell shares of our ordinary shares, through the Agent, having an aggregate gross sales price of up to $6.3 million from time to time. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of ordinary shares upon notice and subject to other conditions.

The Agent will offer our ordinary shares subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agent. Each time we wish to issue and sell ordinary shares under the Sales Agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

We will pay the Agent a commission for its services in acting as agent in the sale of ordinary shares at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000 and up to $2,000 per calendar quarter so long as the Sales Agreement remains effective and sales of shares thereunder have not been suspended. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the Sales Agreement, will be approximately $121,000.

Settlement for sales of ordinary shares will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our ordinary shares subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our shares of our ordinary shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

Legal Matters

The validity under Cayman Islands law of the ordinary shares being offered hereby will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. Polsinelli PC is acting as counsel for Maxim Group LLC in connection with various legal matters relating to the ordinary shares offered hereby.

Experts

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the completion or termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 30, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K as filed with the SEC on May 5, 2022;

●	our definitive proxy statement filed with the SEC on May 3, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 15, 2022

●	our Current Reports on Form 8-K filed on March 31, 2022, and June 6, 2022; and

●	the description of our ordinary shares contained in the Registration Statement on Form S-1 filed on January 27, 2014, and any amendments or reports filed for the purposes of updating such description; in the Third Amended and Restated Memorandum and Articles of Association filed with the Current Report on Form 8-K filed December 24, 2014, as Exhibit 3.1; and in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 23, 2020, and any amendment that we may file in the future for the purpose of updating the description of our ordinary shares.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge Re Holdings Limited
Suite 201
42 Edward Street, George Town

P.O. Box 469
Grand Cayman, Cayman Islands
(345) 749-7570

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS

OXBRIDGE RE HOLDINGS LIMITED.

$100,000,000
Ordinary Shares
Warrants
Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbol “OXBR” and “OXBRW” respectively. On August 26, 2022, the last reported sale price on The NASDAQ Capital Market of our ordinary shares was $2.87 per share and of our warrants was $0.20 per warrant.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $20,813,713, which was calculated based on 5,781,587 shares of common stock outstanding as of August 26, 2022, of which 481,123 shares were held by affiliates, and a price of $3.60 per share, which was the closing price of our common stock on the Nasdaq Capital Market on July 20, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 5 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2022.

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ABOUT THIS PROSPECTUS

Unless the context otherwise required, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and its wholly-owned subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of those securities we may offer.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and/or other offering material. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted for such person to make such an offering or solicitation.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any supplement to this prospectus and/or any other offering material, and the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

●	the fluctuation of our operating results;
●	our ability to raise additional capital;
●	the highly competitive business environment;
●	the cyclical nature of the reinsurance market;
●	the possibility that our actual losses may exceed our reserves;
●	our ability to maintain sufficient collateral accounts;
●	the failure to become rated by A.M. Best, or the receipt of a negative rating;
●	our exposure to catastrophic events;
●	changes in domestic or foreign laws or regulations or their interpretations;
●	our ability to qualify for an exemption from the Investment Company Act;
●	changes in accounting principles or the application of such principals by accountants or regulators;
●	the low volume of public trading of our securities; and

other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS. We focus on underwriting fully-collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, and from time to time, we may undertake global exposure through industry loss warranty (“ILW”) contracts. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. We were organized in April 2013 as an exempted company under the laws of the Cayman Islands.

We underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis.

Our primary business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States.

Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to third-party investors, as we would be able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

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Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

We organized our Oxbridge Re NS subsidiary on December 22, 2017 to function as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS commenced operations on June 1, 2018 and has since issued participating notes to third-party and related-party investors, the proceeds of which were utilized to collateralize a quota-share of Oxbridge Reinsurance Limited’s reinsurance obligations.

In August 2021, we made an investment of $2,000,000 in OAC Sponsor Ltd (“Sponsor”), an entity that served as the sponsor of Oxbridge Acquisition Corp., a special purpose acquisition company that completed an initial public offering in August 2021 (“Oxbridge Acquisition”). The investment was made to fund, in part, Sponsor’s purchase of private placement warrants of Oxbridge Acquisition as a part of the sponsorship of Oxbridge Acquisition. Prior to a business combination by Oxbridge Acquisition, Sponsor holds 100% of the shares of Class B ordinary shares and 4,897,500 Private Placement Warrants of Oxbridge Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of Oxbridge Acquisition prior to a business combination by Oxbridge Acquisition.

Business outlook

The novel coronavirus (“COVID-19”) pandemic has had and is expected to continue to have a significant effect on the reinsurance industry. The industry is currently being impacted by a number of factors including: uncertainties with respect to current and future losses, reduction in interest rates, equity market volatility and ongoing business and financial market impacts of an economic downturn. The insurance industry is likely to experience material losses resulting from COVID-19, which will reduce available capital and we expect will help to sustain the upward pricing trend for reinsurers that we were seeing across many lines of business before COVID-19. However, the ultimate impact on current business in force as well as risks and potential opportunities on future business remains highly uncertain.

Impact of COVID-19 on Business Operations

We reacted quickly and decisively to the COVID-19 crisis when we became aware of the potential impact on our business operations. We have continued to monitor and adjust our operations as the global pandemic unfolds. As local directives had required us to transition our operations to remote working arrangements, all functions remained fully operational with all employees having remote access to the Company’s network and IT systems. Each employee was equipped with a computer and related equipment at their home to ensure access to our network and efficiency. Prior to the COVID-19 crisis we had general remote, work-from-home capabilities and had previously tested those systems. We have experienced no material disruption in our business operations. As of December 31, 2021, our operations are back to normal. However, should the situation change for the worse, we will revert to working remotely.

Corporate and other Information

The Company was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. Oxbridge Re Holdings Limited owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013, under the provisions of the Cayman Islands Insurance Law. Oxbridge Re Holdings Limited also owns 100% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company, through its subsidiaries (collectively “Oxbridge Re”) provides fully-collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities. The Company operates as a single business segment through its wholly-owned subsidiaries.

The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

4

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

Under this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. We will describe the use of the net proceeds from sales of the securities made using a prospectus supplement in the applicable prospectus supplement.

5

DESCRIPTION OF Ordinary shares

General

The following description summarizes certain important terms of our ordinary shares, warrants and units. Because it is a summary, it may not contain all of the information that may be important to you. For a complete description of the matters set forth in this section, entitled “Description of Ordinary Shares,” you should refer to our Amended and Restated Memorandum and Articles of Association (“Articles”) and our form of Warrant Agreement, each of which is filed as an exhibit to our annual Report on Form 10-K for fiscal year ended December 31, 2021 and incorporated herein by reference, and to the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (“Companies Act”).

Ordinary Shares

The ordinary shares constitute common equity of our company. We are authorized to issue up to 50,000,000 ordinary shares, par value $0.001. As of August 26, 2022, there were approximately 5,781,587 ordinary shares issued and outstanding. As of the date of this offering, our share capital consists of only the ordinary shares. However, subject to the provisions in the Articles and without prejudice to any rights of existing shares, the Board of Directors may create different classes of shares and may vary the rights of such classes of shares.

Voting Rights

Holders of our ordinary shares are generally entitled to one vote per share, other than in circumstances set forth in the Articles. In certain circumstances, the total voting power of our ordinary shares held by any one person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares. In the event a holder of our ordinary shares acquires shares representing 9.9% or more of the total voting power of our total ordinary shares, there will be an effective reallocation of the voting power of the ordinary shares as described in the Articles.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the shareholders, being entitled to do so, voting in person or, where proxies are allowed, by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of such members, as being entitled to vote in person or, where proxies are allowed, by proxy at the general meeting. A special resolution will be required for important matters such as a change of name or making changes to our Articles.

No Preemptive or Similar Rights

Although our Articles allow us to issue shares with preemptive rights and redemption rights provisions, the ordinary shares are not subject to any preemptive rights or redemption rights provisions.

Our Articles also permit our Board of Directors to make calls upon holders in respect of monies unpaid on their shares.

6

Dividend Rights

The Board of Directors may declare dividends and other distributions out of funds legally available for dividends and in accordance with the Companies Act and the Articles. Our ability to pay dividends depends on the ability of Oxbridge Reinsurance Limited and/or Oxbridge Re NS, our wholly owned subsidiaries, to pay dividends to us. Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to the Cayman Islands regulatory constraints that affect its ability to pay dividends to us. Under the Cayman Islands law and related regulations, both Oxbridge Reinsurance Limited and Oxbridge Re NS must maintain a minimum net worth and may not declare or pay dividends that would result in non-compliance with such requirements. In addition, under the Cayman Islands law, we ,Oxbridge Reinsurance Limited or Oxbridge Re NS may not pay or declare a dividend unless immediately following the date on which the dividend is proposed to be paid by us, Oxbridge Reinsurance Limited or Oxbridge Re NS, as the case may be, are able to pay our or their debts as they fall due in the ordinary course of business. Accordingly, we may not be able to declare or pay dividends on the ordinary shares. Except as otherwise provided by the rights attached to any shares, the Board of Directors may deduct from any dividend or other distribution payable any holder of our shares all sums of money payable by such holder to the company.

Selection of Directors

There are currently five (5) directors on our Board of Directors. The number of directors may be increased or reduced by an ordinary resolution passed by a simple majority of the directors then in office. Directors may be appointed by an ordinary resolution passed by a simple majority of the holders of our shares. However, the Board of Directors may also appoint an additional director, provided that the appointment does not cause the number of directors to exceed the number fixed in accordance with the Articles as the maximum number of directors.

Liquidation Rights

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board of Directors. Additionally, on the requisition of shareholders representing not less than 66.66% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than a majority in par value of the total issued voting shares in our company.

Proceedings of Board of Directors

Our Articles provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Exempted Company

As a Cayman Islands exempted companies, each of Oxbridge Re Holdings Limited, Oxbridge Reinsurance Limited and Oxbridge Re NS is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business of the exempted companies carried on outside the Cayman Islands.

Register of Members

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third-party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company be rectified where it considers that such register of members does not reflect the correct legal position. The register of members is not filed with, and it does not need to be approved by, the Cayman Islands authorities. Under Cayman Islands law, every person or entity that acquires our shares must have his, her or its name entered on our register of members in order to be considered a shareholder.

Book-Entry Form

Individual certificates will not be issued for the ordinary shares and warrants. Instead, one or more global certificates are deposited by us with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the ordinary shares and warrants outstanding at any time. Accordingly, holders of our shares and warrants are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the securities through DTC Participants or Indirect Participants. The securities are only transferable through the book-entry system of DTC. Holders who are not DTC Participants may transfer their securities through DTC by instructing the DTC Participant holding their securities (or by instructing the Indirect Participant or other entity through which their securities are held) to transfer the securities. Transfers will be made in accordance with standard securities industry practice.

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Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders;

●	prohibit cumulative voting (the ordinary shares will generally be entitled to one vote per share other than in the circumstances noted in the Articles); and

●	establish requirements for proposing matters that can be acted on by shareholders at extraordinary general meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English law statutory enactments. In addition, the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Articles) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Cayman Islands law that may be relevant to us and our shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

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Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

● we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such as a businessman would reasonably approve; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Interested Party Transactions

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in any way interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by or arising in connection with any such contract or transaction by reason of such director or alternate director holding office or of the fiduciary relationship thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Under Delaware law such a transaction would be voidable unless:

●	the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

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●	such material facts are disclosed or are known to the stockholder entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

●	the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Shareholder’s Suit

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on both Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

● an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

● an exempted company’s register of members is not open to inspection;

● an exempted company does not have to hold an annual general meeting;

● an exempted company may issue shares with no par value;

● an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

● an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

● an exempted company may register as a limited duration company; and

● an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company – a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles provide that shareholders may approve corporate matters by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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Our Articles allow our shareholders holding not less than 66.66% in par value of the issued voting share capital to put forth a requisition to convene an extraordinary general meeting of the Company. Upon such shareholder requisition, the Board of Directors shall convene an extraordinary general meeting of the Company. If the Board of Directors do not within twenty-one (21) days from the date of the deposit of the shareholders’ requisition (at the Company’s registered office) duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, may themselves convene a general meeting. At such shareholders’ meeting, the shareholders who have requisitioned the meeting may put forth proposals, provided the details of such proposals are set forth in their notice requisitioning the meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The Articles have no provisions in place relating to the retirement of directors upon reaching any age limit. The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or, subject to authorization by the shareholders in the general meeting, as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number determined from time to time by the shareholders in general meeting. The Company may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Articles, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our Articles may only be amended by special resolution or the unanimous written resolution of all shareholders.

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Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares, except as set forth below. In addition, there are no provisions in our Articles governing the ownership threshold above which shareholder ownership must be disclosed. In certain circumstances, the total voting power of our ordinary shares held by any one U.S. person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Indemnification of Directors

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Articles provide that every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under the Articles unless or until a court of competent jurisdiction shall have made a finding to that effect.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if:

●	such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

●	with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

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Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

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We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a) where this is necessary for the performance of our rights and obligations under any purchase agreements;

b) where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Trading

Our ordinary shares and warrants are listed on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Broadridge Financial Solutions; telephone+1 800 353 0103.

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DESCRIPTION OF WARRANTS

Warrants

We may issue warrants that entitled the holder to purchase ordinary shares or other securities. Warrants may be issued independently or together with ordinary shares or other securities offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of ordinary shares purchasable upon the exercise of warrants to purchase ordinary share and the price at which such number of ordinary share may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	Cayman Island tax consequences applicable to such warrants;

●	U.S. federal income tax consequences applicable to such warrants;

●	the number of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of ordinary share or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to ordinary shares or other securities, holders of such warrants will not have any of the rights of holders of ordinary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the ordinary shares purchasable upon such exercise, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain Cayman Islands tax considerations applicable to the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

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Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares will be a new issue and other than the ordinary shares and the warrants, which are listed on The NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

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LEGAL MATTERS

The validity of the units, ordinary shares, and warrants under Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. That validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed on March 30, 2022);

●	our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed on May 5, 2022);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, (as filed on May 12, 2022);

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, (as filed on August 15, 2022);

●	our Current Reports on Form 8-K filed on March 31, 2022, and June 6, 2022;

●	portions of our Definitive Proxy Statement filed on May 3, 2022;

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●	the description of our ordinary shares contained in the Registration Statement on Form S-1 filed on January 27, 2014, and any amendments or reports filed for the purposes of updating such description; in the Third Amended and Restated Memorandum and Articles of Association filed with the Current Report on Form 8-K filed December 24, 2014, as Exhibit 3.1; and in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 23, 2020, and any amendment that we may file in the future for the purpose of updating the description of our ordinary shares; and

●	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Post-Effective Amendment No. 1 and prior to the effectiveness of this Post-Effective No. 1.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge RE Holdings Limited

Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands

345 7497570

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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Up to $6,300,000
Oxbridge Re Holdings Limited Ordinary Shares
PROSPECTUS SUPPLEMENT

Maxim Group LLC
September 30, 2022